Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

COINSHARES PLC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares	(1)	457(a)	105,610,080	$6.21	$655,838,596.80	0.0001381	$90,571.31

Total Offering Amounts:							$655,838,596.80		90,571.31
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$90,571.31

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(c) of the Securities Act, on the basis of the average of the high ($6.48) and low ($5.94) sales prices of the Ordinary Shares as reported on the Nasdaq Stock Market on May 14, 2026, which date is within five business days prior to filing this Registration Statement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Ordinary Shares	(1)	11,000,000	$140,800,000.00	F-4	333-293885	03/16/2026

__________________________________________
Prospectus Note(s):

(1)	Represents the issuance of up to 11,000,000 Ordinary Shares underlying Warrants that were previously registered for issuance on the Company’s Registration Statement on Form F-4 (File No. 333-293885), initially declared effective on March 16, 2026 (the “F-4 Registration Statement”). A maximum of 10,999,993 Ordinary Shares remain issuable pursuant to outstanding Warrants. Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No registration fee is payable in connection with the Ordinary Shares underlying the Warrants because such securities are being transferred from the F-4 Registration Statement pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” of this Registration Statement.